Exhibit 10.37

FEDERAL REALTY INVESTMENT TRUST

PERFORMANCE SHARE AWARD AGREEMENT

            DATE

This Performance Share Award Agreement (this “Agreement”) by Federal Realty Investment Trust, a Maryland real estate investment trust (the “Trust”), provides notice to                     , an individual employee of the Trust (the “Key Employee”), of the terms of a Performance Share Award.

The Board of Trustees of the Trust (the “Board of Trustees”) has authorized the award by the Trust to the Key Employee, under the Trust’s 2010 Performance Incentive Plan (the “Plan”) of a Performance Share Award for a certain number of shares of beneficial interest of the Trust (the “Shares”), subject to certain restrictions and covenants on the part of Key Employee. This Agreement sets forth vesting and the respective rights and obligations of the Trust and the Key Employee with respect to such Shares.

Capitalized terms used in this Agreement, unless otherwise defined herein, have the respective meanings given to such terms in the Plan. The terms of the Plan are incorporated by reference as if set forth herein in their entirety. To the extent this Performance Share Award Agreement is in any way inconsistent with the Plan, the terms and provisions of the Plan shall prevail.

In consideration of the covenants set forth in this Agreement, and intending to be legally bound hereby, the terms of the Performance Share Award are as follows:

1.	Award of Performance Shares.

(a) The Trust hereby confirms the grant to the Key Employee as of the date set forth above (the “Grant Date”) of                      (            ) Shares (the “Performance Shares”), subject to the restrictions and other terms and conditions set forth herein and in the Plan; and

(b) On or as soon as practicable after the Grant Date, the Trust shall cause the Performance Shares to be issued in certificated form or by a book-entry designation for the account for the Key Employee. Such Performance Shares shall be subject to such stop-transfer orders and other restrictions as the Board of Trustees or any committee thereof may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which the Shares are listed and any applicable federal or state securities law. If the Performance Shares are issued in certificated form, the certificate(s) representing the Performance Shares shall be held in custody by the Chief Financial Officer. Performance Shares issued by a book-entry designation shall be held in a book-entry account designated by the Trust until the restrictions provided in this Agreement with respect thereto shall have been removed. At any time as may be requested by the Trust, if necessary to enforce the restrictions applicable to the Performance Shares, the Key Employee shall deliver to the Trust one or more undated stock powers endorsed in blank relating to the Performance Shares.

2.	Restrictions Applicable to Performance Shares.

(a) Beginning on the Grant Date, the Key Employee shall have all rights and privileges of a stockholder with respect to the Performance Shares, except that the following restrictions shall apply:

(i) none of the Performance Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or in the Committee’s discretion, pursuant to a domestic relations order within the meaning of Rule 16a-12 of the Securities Exchange Act of 1934, as amended) while the restrictions of this Agreement apply to the Shares;

(ii) all or a portion of the Performance Shares may be forfeited in accordance with Paragraph 5; and

(iii) any Shares distributed as a dividend or otherwise and any other property (other than ordinary dividends) distributed with respect to any Performance Shares which have not vested and as to which the restrictions have not yet lapsed shall be subject to the same vesting and other restrictions as such Performance Shares and shall be represented by book-entry and held in the same manner as the Performance Shares with respect to which they were distributed.

(b) Upon vesting of all or a portion of the Performance Shares as provided in Paragraph 4 and payment in accordance with Paragraph 4(d) of withholding taxes relating to those Performance Shares which have vested, such shares shall no longer be considered Performance Shares for purposes of this Agreement and the Trust shall cause the restrictions to be removed from the number of Shares which have become vested and for which withholding taxes have been paid.

(c) Any attempt to dispose of Performance Shares in a manner contrary to the restrictions set forth in this Agreement shall be null, void and ineffective. As all or a portion of the Performance Shares vest, such shares shall no longer be considered Performance Shares for purposes of this Agreement.

3.	Performance Period.

The Performance Period shall be the period beginning on                      and ending on                     . Within the Performance Period there shall be              Award Periods with each such Award Period beginning on                      and ending on                      of the same calendar year.

4.	Vesting.

(a) For any Award Period, the following number of Performance Shares shall vest if and only if a Management Representative (defined below) or the Compensation Committee, as applicable, determines, in accordance with this Paragraph 4, that the Performance Target (as defined in Paragraph 4(e)(iii)) for that Award Period has been met by the Trust:

[Insert Vesting Schedule]

If there are any Performance Shares that have not vested after Management’s Representative or the Compensation Committee, as applicable, has determined the number of Performance Shares that will vest with respect to the final Award Period, then any and all then-remaining Performance Shares which have not vested shall terminate and be forfeited.

(b) Within sixty (60) days after the end of each Award Period, Management’s Representative or the Compensation Committee, as applicable, shall determine whether the Performance Target has been met by the Trust for such Award Period and thereafter, shall promptly notify the Key Employee (or the executors or administrators of the Key Employee’s estate) of such determination. If Management’s Representative or the Compensation Committee, as applicable, determines that the Performance Target has been met for such Award Period, then the number of Performance Shares specified in Paragraph 4(a) above with respect to such Award Period shall vest.

(c) Notwithstanding the foregoing, all remaining Performance Shares shall vest if the Key Employee shall incur an Involuntary Termination (as defined in the Plan) during the one year period commencing with the occurrence of a Change in Control.

(d) As soon as reasonably practicable after the vesting of all or any portion of the Performance Shares, the Trust shall notify Key Employee or the Key Employee’s legal representative, as applicable, of the amount of required withholding taxes due on the vesting of all or a portion of Performance Shares (“Tax Notice”). Key Employee or Key Employee’s legal representative, as applicable, shall tender to the Trust the amount specified in the Tax Notice within five (5) business days after the date of the Tax Notice, or such longer period of time as the Trust may designate. The Trust shall not be required to remove the restrictions on such Shares until such time as the Key Employee or the Key Employee’s legal representative, as applicable, shall have paid such tax withholding amount in full. The Trust, at its sole discretion and on such terms and conditions determined by the Trust from time to time, may permit the Key Employee or the Key Employee’s legal representative to satisfy the minimum tax withholding obligations through the sale of all or a portion of such Shares resulting from this Agreement or by a return to the Trust of a number of Shares having a fair market value equal to the withholding amount due. In the event Key Employee or Key Employee’s legal representative, as applicable, fails to make appropriate arrangements to satisfy tax and withholding obligations, the Trust may, in its sole discretion, satisfy such tax and withholding obligations by: (i) returning to the Trust all or a portion of the Shares issued under this Agreement thereby withholding benefits under this Agreement; or (ii) withholding the required amounts from other amounts due the Key Employee or Key Employee’s legal representative, as applicable. The Trust is authorized to pay over to the appropriate authority, all federal, state, county, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

(e) For purposes of this Agreement:

(i) “Management’s Representative” shall mean and refer to [INSERT REPRESENTATIVE].

(ii) “Compensation Committee” shall mean and refer to the Compensation Committee of the Board of Trustees of the Trust.

(iii) The “Performance Target” for an Award Period shall mean

[INSERT PERFORMANCE CRITERIA]

5. Forfeiture. If there is a termination of the Key Employee’s Service with the Trust for any reason, then all rights of the Key Employee to any and all then-remaining Performance Shares which have not vested, after giving application to Paragraphs 4(a), 4(b) and 4(c), shall terminate and be forfeited. Upon forfeiture of all or any portion of Performance Shares, the certificate(s) representing the forfeited Performance Shares shall be cancelled or the forfeited Performance Shares shall be removed from the Key Employee’s book entry account, returned to the Trust and canceled, as applicable.

6. Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Key Employee and the assigns and successors of the Trust, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Key Employee.

7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, oral or written, between the parties with respect thereto. Subject to Paragraph 13, this Agreement may be amended at any time by written agreement of the parties hereto.

8. Governing Law. This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Maryland other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

9. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

10. Continued Employment. This Agreement shall not confer upon the Key Employee any right with respect to continuance of employment by the Trust.

11. Certain References. References to the Key Employee in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the Key Employee’s executors or the administrators, or the person or persons to whom all or any portion of the Performance Shares may be transferred by will or the laws of descent and distribution, shall be deemed to include such person or persons.

12. Taxes. Notwithstanding anything herein to the contrary, the Key Employee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Agreement (including any taxes arising under Section 409A of the Code).

13. Code Section 409A. This Agreement is intended to be exempt from Code Section 409A, and the Trust shall have complete discretion to interpret and construe this Agreement and any associated documents in any manner that establishes an exemption from (or otherwise conforms them to) the requirements of Code Section 409A. If, for any reason including imprecision in drafting, the Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, the provision shall be considered ambiguous and shall be interpreted by the Trust in a fashion consistent herewith, as determined in the sole and absolute discretion of the Trust. Notwithstanding anything to the contrary contained herein, the Trust reserves the right to unilaterally amend this Agreement without the consent of any Key Employee in order to accurately reflect its correct interpretation and operation to maintain an exemption from or compliance with Code Section 409A.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be duly executed effective as of the day and year first above written.

FEDERAL REALTY INVESTMENT TRUST

By:
Name:	Dawn M. Becker
Title:	Executive Vice President –
General Counsel and Secretary